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                                                                    Exhibit 23.6

                         [COOPERS & LYBRAND LETTERHEAD]

                                                                     12 May 1999

We hereby consent to the incorporation by reference in the Registration Statement of NTL Communications Corp. on Form S-4 of our report, dated 5 June 1998, except for Note 10 as to which the date is 16 July 1998, on our audit of the Combined Financial Information of ComTel UK Finance B.V. as of and for the year ended 31 December 1996. We also consent to the references to our firm under the caption "Experts".

                                                  /s/ Coopers & Lybrand

Coopers & Lybrand
Chartered Accountants
London, United Kingdom